Exhibit 99.1

FOR IMMEDIATE RELEASE

Interpublic Group Issues COVID-19 Update

New York, NY – March 26, 2020 – Interpublic Group (NYSE: IPG) said today that, in light of significant macroeconomic uncertainty resulting from the severity of the COVID-19 crisis, and the unknown magnitude and duration of its impact, it is appropriate to withdraw the company’s previously issued financial performance targets for full-year 2020.

“The impact of COVID-19 has continued in recent weeks to grow around the world in human tragedy and macroeconomic cost,” said Michael Roth, Chairman and CEO of IPG. “We remain focused on protecting the health and safety of our employees around the world, serving our clients, and supporting our communities.”

“Our strategic strengths continue through this challenging period,” Mr. Roth continued, “notably our best-in-class talent, client-centric culture, differentiated go-to-market strategy, industry-leading data management capabilities, and deep relevance of our offerings. Nonetheless, in the current environment, visibility into marketing and media spend is extremely challenging. Our company’s balance sheet and liquidity are strong, and consistent with past practices we will look for opportunities to further enhance our financial condition. Our company has a long track record of navigating successfully through uncertain economic periods due to the strength of our talent and operating disciplines that are in full force, servicing our clients and rigorously managing our flexible cost base. We have multiple cost levers to align expenses with changes in revenue and our operators are executing as appropriate on both the revenue and expense sides.”

Interpublic Group     909 Third Avenue     New York, NY 10022     212-704-1200

The company anticipates providing additional commentary at the time of its first quarter earnings release, which is scheduled towards the end of April.

# # #

About Interpublic

Interpublic is values-based, data-fueled, and creatively-driven. Major global brands include Acxiom, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #

Contact Information

Tom Cunningham

(Press)

(212) 704-1326

Jerry Leshne

(Analysts, Investors)

(212) 704-1439

Interpublic Group     909 Third Avenue     New York, NY 10022     212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;

•	the outbreak of the novel coronavirus (“COVID-19”) and measures to reduce its spread;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•

risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

•	failure to realize the anticipated benefits on the acquisition of the Acxiom business.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings.

Interpublic Group     909 Third Avenue     New York, NY 10022     212-704-1200 tel 212-704-1201 fax